SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                ______________

                                  FORM 8-K/A

                    AMENDMENT TO CURRENT REPORT ON FORM 8-K

                 Filed Pursuant to Section 13 or 15 (d) of the

                        Securities Exchange Act of 1934

      Date of report (Date of earliest event reported): November 12, 1993

                              TEMPLE-INLAND INC.
            (Exact name of registrant as specified in its charter)


       Delaware                 1-8634              75-1903917
           (State or other          (Commission         (IRS Employer
           jurisdiction of          File Number)        Identification No.)
           incorporation)



                 303 South Temple Drive, Diboll, Texas  75941
          (Address of principal executive offices)         (Zip Code)



       Registrant's telephone number, including area code: (409)829-2211


                                AMENDMENT NO. 1

The Registrant's Current Report on Form 8-K dated November 12, 1993 (the "Form 8-K") is hereby amended and supplemented as follows. Terms used with initial capital letters and not defined herein shall have the meaning ascribed to such terms in the Form 8-K.

     ITEM 7.  Financial Statements, Pro Forma Financial
              Information and Exhibits.







ITEM 7.     Financial   Statements,  Pro   Forma  Financial   Information  and
            Exhibits.

            The  following  financial  statements  and  pro   forma  financial
            information are hereby filed as part of this Report.

            (a)   Financial Statements of Business Acquired

                  (1) Audited consolidated financial statements of American Federal Bank, F.S.B. as of December 31, 1992 and 1991.

                  (2) Unaudited financial statements of American Federal Bank, F.S.B. which include a condensed consolidated balance sheet at September 30, 1993, and condensed consolidated statements of income and cash flows for the nine months ended September 30, 1993 and 1992, respectively.

            (b)   Pro Forma Financial Information (Unaudited)

                  Pro forma condensed consolidated balance sheet of Temple-Inland Inc. at October 2, 1993, and pro forma condensed consolidated statements of income for the nine months ended October 2, 1993, and year ended January 2, 1993.




                                  SIGNATURES



            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                         TEMPLE-INLAND INC.




                                            By:   /s/ David H. Dolben
                                                David H. Dolben
                                                Vice President and
                                                Chief Accounting Officer


January 28, 1994












                         AMERICAN FEDERAL BANK, F.S.B.

                       Consolidated Financial Statements
                       As Of December 31, 1992 And 1991

                        Together With Auditors' Report




                         AMERICAN FEDERAL BANK, F.S.B.


                       CONSOLIDATED FINANCIAL STATEMENTS
                       AS OF DECEMBER 31, 1992 AND 1991

                            TOGETHER WITH REPORT OF
                        INDEPENDENT PUBLIC ACCOUNTANTS


                               TABLE OF CONTENTS



                                                                        Page

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                1

CONSOLIDATED STATEMENTS OF OPERATIONS                                   2

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION                          3

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY                         4

CONSOLIDATED STATEMENTS OF CASH FLOWS                                   5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                              6




                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholder and Board of Directors of American Federal Bank, F.S.B.:

We have audited the accompanying consolidated statements of financial condition of American Federal Bank, F.S.B. (a Federal stock savings bank whose common stock is wholly owned by a subsidiary of Lone Star Technologies, Inc.) and subsidiaries as of December 31, 1992 and 1991, and the related consolidated statements of operations, stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Federal Bank, F.S.B. and subsidiaries as of December 31, 1992 and 1991, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



/s/ Arthur Andersen & Co.



Dallas, Texas,
    February 12, 1993 (except for the matters discussed in Note 17, as to which the date is November 12, 1993)


                         AMERICAN FEDERAL BANK, F.S.B.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                FOR THE YEARS ENDED DECEMBER 31, 1992 AND 1991
                       (All Dollar Amounts in Thousands)
                                                         1992        1991
REVENUE ON EARNING ASSETS:
      Interest income -
            Short-term assets                         $    2,701  $  10,261
            Loans                                         57,844     24,624
            Loans held for sale                              227      6,921
            Investment securities                         12,250      3,717
            Securities held for sale                       1,436        -
            Receivables from the Fund                       -        13,527

                  Total interest income                   74,458     59,050

      Net revenue on assets guaranteed by the Fund        59,648     97,649

                  Total revenue on earning assets        134,106    156,699

INTEREST EXPENSE:
      Deposits                                            75,213    112,035
      Borrowed funds                                       3,591     12,740

                  Total interest expense                  78,804    124,775

                  Net revenue before provision
                  for possible loan losses                55,302     31,924

PROVISION FOR POSSIBLE LOAN LOSSES                         4,930      1,704

                  Net revenue after provision
                  for possible loan losses                50,372     30,220

NON-INTEREST INCOME:
      Deposit services                                     2,341      2,104
      Gain on sales of assets                                509      6,576
      Unrealized losses on securities held for sale         (192)       -
      Annuity fees and other                               5,059      2,545

                  Total non-interest income                7,717     11,225


NON-INTEREST EXPENSES:
      Compensation and benefits                           18,045     18,423
      Occupancy and equipment                              4,915      4,461
      Marketing and public relations                       2,076      1,048
      Legal and professional fees                          1,949      1,616
      Deposit insurance premiums                           3,384      3,745
      Data processing                                      4,060      3,031
      Amortization of goodwill and intangibles             1,720      1,466
      Office and other expenses                            3,876      3,117

                  Total non-interest expenses             40,025     36,907

NET INCOME BEFORE EXTRAORDINARY ITEM                      18,064      4,538

EXTRAORDINARY LOSS ON PREPAYMENT OF BORROWED FUNDS           -          967

NET INCOME                                            $   18,064  $   3,571






                            See accompanying notes.





                         AMERICAN FEDERAL BANK, F.S.B.

                CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                       AS OF DECEMBER 31, 1992 AND 1991
                       (All Dollar Amounts in Thousands)


      ASSETS                                        1992              1991

CASH AND DUE FROM BANKS                         $     27,278      $     18,543

SHORT TERM ASSETS                                     29,340           137,021

LOANS (including Loans Held for Sale
of $1,532 in 1992 and $3,229 in 1991)                803,125           310,060

      Less - Allowance for possible
      loan losses                                    (37,740)          (9,374)

                  Net loans                          765,385           300,686

SECURITIES HELD FOR SALE                              63,359              -

INVESTMENT SECURITIES (Estimated fair value
of $220,130 in 1992 and $230,035 in 1991)            219,758           228,283

ASSETS GUARANTEED BY THE FUND                        529,094           816,267

RECEIVABLES FROM THE FUND                             22,258           131,844

REAL ESTATE INVESTMENTS                                6,970              -

REAL ESTATE OWNED                                     21,346             1,767

ACCRUED INTEREST RECEIVABLE                           10,761            14,809

OTHER ASSETS                                          18,994            18,607

                  Total assets                  $  1,714,543      $  1,667,827



      LIABILITIES AND STOCKHOLDER'S EQUITY          1992              1991

LIABILITIES:
      Deposits                                  $  1,400,291      $  1,468,332
      Borrowed funds                                 180,071            75,388
      Other liabilities and
      accrued expenses                                17,364            15,614

                  Total liabilities                1,597,726         1,559,334


COMMITMENTS AND CONTINGENCIES                           -                 -



STOCKHOLDER'S EQUITY:
      Preferred stock                                   -                 -
      Common stock; $.01 par value; 200,000
      shares authorized; 80,000 shares issued
      and outstanding                                      1                 1
      Paid-in capital                                 47,999            47,999
      Retained earnings-restricted                    68,817            60,493

                  Total stockholder's equity         116,817           108,493

                  Total liabilities and
                      stockholder's equity      $  1,714,543      $  1,667,827



                           See accompanying notes.


                                        AMERICAN FEDERAL BANK, F.S.B.

                               CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                               FOR THE YEARS ENDED DECEMBER 31, 1992 AND 1991
                                      (All Dollar Amounts in Thousands)

                                                                                                    Total
                              Preferred Stock                Common     Paid-In     Retained   Stockholder's
                        Class A     Class B     Class C       Stock     Capital     Earnings      Equity

December 31, 1990       $     -     $     -     $     -     $     1     $47,999     $56,922     $104,922

    Net income                -           -           -           -           -       3,571        3,571


December 31, 1991             -           -           -           1      47,999      60,493      108,493

    Net income                -           -           -           -           -      18,064       18,064

    Dividends paid            -           -           -           -           -      (9,740)      (9,740)


December 31, 1992        $    -       $   -       $   -       $    1    $47,999     $68,817     $116,817

                                           See accompanying notes.



                         AMERICAN FEDERAL BANK, F.S.B.


                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED DECEMBER 31, 1992 AND 1991
                       (All Dollar Amounts in Thousands)


                                                   1992         1991

CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income                                $  18,064   $       3,571
      Adjustments to reconcile net income to
      net cash provided by operating activities-
            Provisions for losses                   6,192          26,483
            Net principal collected on loans
            held for sale                           1,698          11,623
            Sales of loans                           -             (3,778)
            Purchase of securities held for sale,
            net of re-payments                    (63,927)           -
            Accrued interest receivable            (2,108)         (1,566)
            Accrued Fund assistance                12,326          28,871
            Interest credited to deposits          53,813          76,133
            Net accretion and amortization         (2,999)         (4,830)
            Other liabilities and
            accrued expenses                      (10,288)         (6,193)

                  Net cash provided by
                  operating activities             12,771         130,314

CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchases of securities                     (65,692)       (236,931)
      Maturities and collections of securities    159,906          53,456
      Loan originations and acquisitions         (389,594)       (173,351)
      Loan principal collections                  221,395          66,701
      Principal collected on guaranteed assets     31,848          30,552
      Principal collected on interest-bearing
      Fund receivables                               -            603,705
      Sales and writedowns of guaranteed assets   360,594         479,249
      Purchase of real estate for investment       (6,970)           -
      Net cash acquired in acquisitions           116,333            -
      Other                                         2,651           2,099

                  Cash provided by
                  investing activities            430,471         825,480

CASH FLOWS FROM FINANCING ACTIVITIES:
      Net decrease in deposits                   (443,313)       (360,461)
      Proceeds from borrowed funds                418,036         473,050
      Repayment of borrowed funds                (507,171)     (1,092,947)
      Dividends paid                               (9,740)           -

                  Cash used for
                  financing activities           (542,188)       (980,358)


NET DECREASE IN CASH AND EQUIVALENTS             ( 98,946)        (24,564)

CASH AND EQUIVALENTS, BEGINNING BALANCE           155,564         180,128

CASH AND EQUIVALENTS, ENDING BALANCE            $  56,618     $   155,564

COMPONENTS OF CASH AND EQUIVALENTS AT DECEMBER 31:
      Cash and due from banks                   $  27,278     $    18,543
      Short term assets                            29,340         137,021

                  Total cash and equivalents    $  56,618     $   155,564


                            See accompanying notes.




                         AMERICAN FEDERAL BANK, F.S.B.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          DECEMBER 31, 1992 AND 1991
                       (All Dollar Amounts in Millions)



1.    INITIAL ACQUISITIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Initial Acquisition

American Federal Bank, F.S.B. (the "Bank"), a wholly owned subsidiary of LSST Financial Services Corporation ("LSST"), was formed under agreements among the Federal Savings and Loan Insurance Corporation (the "FSLIC", or "FDIC", as successor), the Bank and LSST, a wholly owned subsidiary of Lone Star Technologies, Inc. ("Lone Star"). The Bank acquired substantially all tangible assets, subject to the provisions of an assistance agreement (the "Agreement"), and assumed all deposits and secured liabilities of 12 insolvent institutions ("Closed Associations") from the FSLIC on August 18, 1988.

Purchase Method of Accounting

The acquisitions of the Closed Associations were recorded under the purchase method of accounting. Resulting premiums and discounts are being amortized over the respective estimated remaining lives of assets acquired and liabilities assumed, and goodwill is being amortized over 10 years, all using the level-yield method. For current year acquisitions see Note 3.

Principles of Consolidation and Basis of Presentation

Investments in and advances to subsidiaries which are guaranteed assets have been substantially liquidated and, accordingly, are not consolidated with the accounts of the Bank. The accompanying consolidated financial statements include the accounts of the Bank and its nonguaranteed subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Loans

Loans originated for sale are carried at the lower of aggregate cost or estimated market value. Non-guaranteed residential mortgage loans totaling $54 million were transferred to held for investment at the lower of cost or market in 1991. Net gains on loans previously sold of $5 million were recognized in 1991.

Interest and Fee Income on Loans

Interest on loans is recognized when earned. Interest accruals (including discount accretion and premium amortization) are discontinued and accrued interest receivable is reversed when a loan becomes 90 days delinquent, or sooner if management deems collectibility uncertain. Interest income on non-accrual loans is generally recognized as payments are received.


Discounts and premiums are recognized using the level-yield method over the expected lives of the portfolios acquired, adjusted for actual prepayments. Yields will differ if the actual lives differ significantly from the estimates.

Fee income on loans held for investment is deferred and amortized over the contractual term of the loan by the level-yield method. Fee income on loans held for sale is deferred until the loan is sold. Costs associated with loan originations are expensed as incurred and approximated $0.23 million in 1992.


Allowances for Possible Loan Losses and Other Receivables

The Bank maintains an allowance for possible loan losses which, in management's opinion, is adequate to absorb losses inherent in the loan portfolio. However, the ultimate adequacy of the allowance is dependent on future economic factors which are beyond management's control.

The adequacy of the allowance is evaluated by loan portfolio segment and periodic reviews are made of mortgage and commercial loans in an attempt to identify potential problems. Factors considered in these reviews include general business and economic conditions, specific loan performance status, collateral value and borrower's financial condition. Loans are classified as either satisfactory (pass), special mention, substandard, doubtful or loss based either on specific reviews or on performance status for loans not specifically reviewed. Loans classified as loss are charged-off when identified. The amount of allowance considered adequate is then determined by applying factors, which are based upon management's judgment and experience, to the loan portfolio segments and classifications, including loans classified as satisfactory (pass).

For originated loans, a provision is made monthly in amounts necessary to maintain an adequate allowance for possible loan losses. For loan portfolios acquired, allowances for credit losses are established as an allocation of the purchase price for each portfolio. Allowances on purchased portfolios are only available to absorb losses incurred in each purchased portfolio. The performance of acquired portfolios is evaluated periodically and, if necessary, additional provisions are made to maintain an adequate allowance for loan losses.

The Bank also provides a valuation allowance for receivables from the Fund based upon management's evaluation of amounts claimed for reimbursement pursuant to the Agreement. The Agreement is subject to interpretation and amounts claimed may differ from amounts ultimately received.

Loan Servicing

Income on loans serviced for others is based upon a percentage of principal balance and is recognized as payments are received. Loan servicing costs are incurred as a fixed amount per loan under a subservicing agreement and are charged to expense as incurred.



The Bank's loan servicing portfolio totaled $97 million (3,418 loans) and $105 million (3,622 loans) at December 31, 1992 and 1991, respectively. Escrow funds held in trust by the Bank totaled $15 million and $9 million at December 31, 1992 and 1991, respectively.

Securities

Securities are classified as held for investment or held for sale at the time of purchase.

Securities held for sale are carried at the lower of amortized cost or market value. Any gains or losses on securities which may be sold are determined by specific identification. Securities held for investment are carried at amortized cost. Amortization is computed under a method which approximates level yield and is adjusted for changes in prepayment estimates. Yields will differ if the actual lives are significantly different than the estimates. Fair value is determined based on quoted market prices or indications of value.

The Bank has adequate liquidity and capital, and it is management's intent to hold securities held for investment to maturity. See Note 17.

Real Estate Owned

Real estate owned includes property acquired through foreclosure, or in-substance foreclosure, and is carried at the lower of cost or fair value, as determined by appraisal, less estimated selling expenses. Property is considered to be in-substance foreclosed when its fair value and other factors indicate that ownership has effectively transferred to the Bank. Net costs of operating real estate owned were $0.66 million and $0.24 million for the years ending December 31, 1992 and 1991, respectively.

Real Estate Investments

Real estate held for investment is carried at cost, adjusted for accumulated depreciation. Real property is depreciated using the straight line method over the estimated useful life of the asset. Revenue from property operations is recognized using the accrual method of accounting.

Income Taxes

Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," requires an asset and liability approach for financial reporting purposes. Deferred tax assets and liabilities will be adjusted for changes in income tax rates or statutes. The Bank expects to adopt this standard when it becomes mandatory in 1993 and does not anticipate any material effect on financial condition or results of operations.

Shared Loss Limitation

The effect of the shared loss limitation provided by the Agreement through August 17, 1991, was estimated quarterly and adjusted to actual in the third quarter of 1991.



Cash Flow Information

The accompanying consolidated statements of cash flows include cash, due from banks, and short term assets with original maturities of three months or less as cash and equivalents. Interest paid on liabilities during the years ended December 31, 1992 and 1991, was $79 million and $131 million, respectively.

Following are significant noncash investing and financing activities for the years ended December 31:

                                                 1992        1991

      Transfer of loans from held for
      sale to held for investment               $   -       $  54

      Foreclosures and repossessions of assets     18           3

Fair Value Estimates

"Fair Value" among financial institutions may not be comparable due to the wide range of permitted valuation techniques and numerous estimates which must be made given the absence of active secondary markets for many financial instruments. This lack of uniform valuation methodologies also introduces a greater degree of subjectivity to these estimated fair values.

2.    TERMS  OF THE ASSISTANCE AGREEMENT  WITH THE FSLIC  RESOLUTION FUND (The
      "Fund"):

The Agreement expires on  August 17, 1998, except for  certain tax-sharing and
indemnification provisions which may survive.   Major assistance provisions of
the Agreement include:

      -     Yield maintenance on guaranteed assets;

      -     Shared gains from the liquidation of guaranteed assets; and

      - Reimbursement for capital losses incurred on the disposition of guaranteed assets and writedowns.

During 1992 and 1991, the FDIC took the following actions to reduce the cost of the Agreement: Prepayment of the Fund note receivable in 1991, $583 million; writedowns of guaranteed assets, $78 million and $365 million in 1992 and 1991, respectively; and prepayment of the receivable for fair value adjustments in 1991, $7 million.

The Bank also settled disputes with the FDIC regarding the management of certain guaranteed assets and the fair value of nonguaranteed assets. These settlements required charges of $24 million against 1991 net revenue on assets guaranteed by the Fund.

Other cost reduction options available to the FDIC include additional writedowns and purchases of covered assets. However, during 1992, the Agreement was amended to preclude any FDIC-directed purchases in 1993. Beginning in 1994, writedowns or purchases of guaranteed assets by the FDIC are limited to $100 million in any six-month period, and any purchases would be eligible for shared gains. The Bank anticipates that guaranteed asset balances and related assistance income will continue to decline in 1993 and subsequent years.

3.    CURRENT YEAR ACQUISITIONS:

Americity Federal Savings Bank, F.S.B.

Effective June 30, 1992, the Bank acquired Americity Federal Savings Bank ("Americity"). In accordance with the purchase method, the Bank recorded at fair value approximately $416 million in assets, primarily mortgage loans and short term investments, and $363 million in liabilities, primarily time deposits and borrowings from the Federal Home Loan Bank of Dallas (the "FHLB"). The resulting premiums and discounts are being amortized over the estimated remaining lives of the assets acquired and liabilities assumed. Although discovery continues, no material amounts of goodwill or other intangibles are expected to be recognized.

The purchase price of $53 million is subject to a $6.5 million contingency reserve, all or a portion of which may be returned to the Bank should certain events occur between June 30, 1992 and January 4, 1994. Subsequent to June 30, 1992, $0.13 million was returned to the Bank and $1.37 million was released to the former shareholders of Americity. The remaining balance in the contingency reserve at December 31, 1992, approximated $5 million.

Subsequent to the acquisition, the Bank received notification from the United States Department of the Treasury of potential penalties of $3.2 million relating to certain alleged violations of the Bank Secrecy Act by Americity prior to the acquisition. Management intends to vigorously protest any such penalties. However, any penalties assessed would be reimbursed from the contingency reserve to the extent available. Accordingly, no loss accrual has been recorded.

Following are the proforma condensed results of operations for the Bank as if the acquisition had occurred on January 1, 1992 and 1991:

                                                        For the Years Ended
                                                            December 31,
                                                      1992        1991

Net revenue after provision for possible loan losses  $  53       $  35
      Non-interest income                                 8           6
      Non-interest expense                               43          42
      Gains on sales of assets                            2          19

            Net income before extraordinary items        20          18

      Extraordinary loss on prepayment of
      borrowed funds                                      -          (1)

      Net income                                      $  20       $  17



Banking Center Acquisitions

During 1992, the Bank acquired in two separate transactions, 10 banking centers in the Dallas metroplex. Included in the acquisitions were assets of $6 million, primarily consumer loans, and deposits of $175 million. The assumption price of $1.6 million is being amortized over a 16 month period. All other costs were expensed as incurred.

4.    NON BANK SUBSIDIARIES:

During 1992, the Bank formed and began operating three non bank subsidiaries, Southern Associated Services, Inc. ("SASI"), AFB Group, Inc. and Stanford Equities, Inc. ("SEI"), all of which are non- guaranteed subsidiaries. SASI provides real estate appraisal, appraisal review, and environmental assessment services to the Bank and other third parties, generating gross revenues of approximately $450 thousand during the year ending December 31, 1992. The primary business of AFB Group, Inc., is the sale of mutual fund products, for which it receives a fee. AFB Group, Inc. generated gross revenues of approximately $444 thousand for the year ending December 31, 1992. SEI was formed for the purpose of acquiring and operating multifamily real estate. In December of 1992, SEI acquired a 335 unit apartment complex in Lewisville, Texas. The purchase price of $7 million was financed by the Bank.

5.    CASH AND EQUIVALENTS:

The Bank is required to maintain nonearning reserves with the Federal Reserve Bank and to maintain assets eligible for liquidity as defined by the Office of Thrift Supervision ("OTS"). These reserves and liquid asset requirements averaged $5 million and $72 million, respectively, for December 1992, and $6 million and $73 million, respectively, for December 1991.

The carrying value of cash, due from banks and short term assets of $57 million at December 31, 1992, is a reasonable estimate of fair value.



6.    LOANS:

                                                December 31, 1992
                                           Fixed       Adjustable        Non-                   December 31,
                                           Rate           Rate          Accrual     Total           1991


      Residential mortgage principally
      secured by property in Texas         $220           $262          $  17       $ 499         $209

      Commercial mortgage-
            Single family construction        -             27              1          28            9
            Multifamily                      13            107              2         122           28
            Retail                            1             25              1          27           21
            Office                            1             13              -          14            7
            Land acquisition and
            development                       -             13              3          16            7
            Other                             1              8              -           9            3

      Total commercial mortgage              16            193              7         216           75

      Commercial and industrial               2             26              -          28           12
      Consumer                               88              5              1          94           58

                                            326            486             25         837          354

      Undisbursed loan funds                  -            (15)             -         (15)         (10)
      Deferred loan fees                     (1)            (1)             -          (2)          (1)
      Unamortized (discounts) and
      premiums on purchased loans, net       (9)           (10)             -         (19)         (36)

                                            316            460             25         801          307

      Loans held for sale                     2             -               -           2            3

            Total                          $318          $ 460          $  25       $ 803        $ 310





Substantially all commercial mortgage loans are secured by property in the Dallas area and the portfolio is well diversified among property types and borrowers. The Bank's lending policy emphasizes loans with significant borrower equity which are secured by property with existing cash flows in excess of repayment requirements.

The consumer portfolio consists primarily of automobile loans and loans secured by deposits. Unearned discounts on consumer loans were $0.08 million and $0.23 million at December 31, 1992 and 1991, respectively.

The fair value of performing loans is estimated by discounting future cash flows using the current rates at which similar loans would be made by the Bank to borrowers with similar credit ratings and for the same remaining maturities, adjusted for estimated prepayments. Pricing adjustments for demographics and costs of credit enhancements for non-conforming residential mortgage loans have not been made as the Bank intends to hold its loans to maturity. The fair value of nonperforming loans and loans classified doubtful is based on estimated collateral value. The fair value of net loans outstanding approximated $818 million at December 31, 1992, however, changes in the assumptions could have a material effect on the estimate of fair value.


Interest lost on non-accrual loans was $1.3 million in 1992 and $0.37 million in 1991.

                    Loan Commitments and Letters of Credit

      Residential mortgage                            $  2
      Commercial mortgage                               16
      Commercial and industrial                         12
      Consumer                                          16

            Total                                     $ 46

Loan commitments are generally issued with either fixed expiration dates or other termination terms. Most commitments are expected to be funded and are subject to the same underwriting standards and collateral requirements as loans.

The  cost  to  terminate  or  sell  loan  commitments  and  letter  of  credit
obligations  is  estimated   using  the  Bank's  current  fee   structure  and
approximated $0.45 million at December 31, 1992.

The Bank has arrangements with correspondent lenders whereby residential mortgage loans are originated by the Bank and sold under recourse agreements with terms ranging from 60 days to six months. Loans sold under such agreements approximated $13 million at December 31, 1992. Fee income attributable to loans sold with recourse is recognized at the time of sale and approximated $0.2 million on loans for which a recourse obligation existed at December 31, 1992.



7.    CHANGES IN ALLOWANCE FOR POSSIBLE LOAN LOSSES:

                                                      1992        1991

      Beginning balance                               $  9        $  8
      Provision for possible loan losses                 5           2
      Acquired allowances                               31           -
      Charge-offs, net                                  (7)         (1)

      Ending balance                                  $ 38        $  9

8.    SECURITIES:

                                                      December 31,
                                                1992              1991
                                          Book  Estimated   Book  Estimated
                                          Value Fair Value  Value Fair Value

      Investment Securities-
            U.S. Government Agency
            Certificates                  $  32   $  32     $  39 $  39
            Collateralized mortgage
            obligations and other           179     179       181   183
            FHLB stock - restricted           9       9         8     8

            Total                         $ 220   $ 220     $ 228 $ 230

The weighted average contractual maturity of securities held for sale and investment securities is 269 months; however, the expected maturities will differ significantly because borrowers may have the right to prepay obligations without prepayment penalties. Premiums on securities are amortized over a weighted average life of 3 years.

Fair value is estimated using quoted market prices or market indications of value.

Gross unrealized gains on securities approximated $0.8 million and $2 million at December 31, 1992, and 1991, respectively. Gross unrealized losses on securities approximated $0.4 million and $0.1 million at December 31, 1992, and 1991, respectively.



                                                December 31, 1992

                                          Fixed       Adjustable
                                           Rate         Rate       Total

      Held for Sale:
            Collateralized mortgage
            obligations                   $  63       $   -       $  63

      Held for Investment:
            GNMA certificates             $  -        $    5      $   5
            FHLMC certificates               -             5          5
            FNMA certificates                -            22         22
            Collateralized mortgage
            obligations and other           57           122        179
            FHLB stock - restricted          -             9          9

                  Total                   $ 57          $163       $220

The indices generally used to reprice adjustable rate securities held by the Bank include U.S. Treasury yields, average cost of funds in the 11th Federal Home Loan Bank district, and LIBOR. The repricing of these securities may be limited to both periodic and lifetime caps.

Collateralized mortgage obligations represent interests in pools of loans. The Bank's investment policy requires such securities to be investment grade instruments. Credit risk on these investments is minimized by one or more of: the distribution priority of the senior tranches; guarantees of a federal agency or overcollateralization of the respective pools; and other credit enhancements.



9.    ASSETS GUARANTEED BY THE FUND:

Estimates  of Fund assistance for asset valuation  guarantees are based on the
difference  between  book  values  and  estimated recovery  values.    Amounts
received from the Fund will depend upon actual liquidation proceeds.

                                                                           December 31,
                                                    Estimated                 Fund
                                                    Recovery               Assistance             Book Value
            Asset Type                          1992        1991        1992        1991        1992  1991

      Land and land development                 $104        $185        $  95       $  97       $199  $282
      Multifamily residential                    122         150            9          41        131   191
      Other commercial real estate                75         111           12          22         87   133
      Retail facilities                           41          64           15          29         56    93
      Single family residential                   39          69            5          19         44    88
      Commercial and industrial                    1           5            2           6          3    11
      Consumer loans and related collateral        2           5            -           2          2     7
      Subsidiaries                                 5           3            -           2          5     5
      Other                                        -           2            2           4          2     6

            Total                              $ 389       $ 594        $ 140       $ 222      $ 529 $ 816

The Fund guarantees do not extend to assets owned by other lenders serviced by the Bank which were $27 million and $38 million at December 31, 1992 and 1991, respectively.

The Bank had letters of credit outstanding of $1 million and $4 million at December 31, 1992 and 1991, respectively. Amounts funded under these letters of credit would be guaranteed by the Fund.

Estimated recovery is judgmental in nature and is based upon various indications of value, including broker opinions, net present value of estimated cash flows, recent marketing efforts and other similar methodologies. Due to the nature of Fund assistance and related guarantees, the book value of assets guaranteed by the Fund of $529 million approximates fair value at December 31, 1992.


                                        Years Ended December 31,
                                           1992                                1991
      Net Revenue on          Actual      Assistance  Total       Actual      Assistance  Total
      Guaranteed Assets       Yield         Income    Revenue      Yield        Income    Revenue

      Loans                    $19           $ (1)       $18        $16          $  5        $21
      Real estate               (1)            43         42          -            74         74
      Subsidiaries               -              -          -          3            (1)         2
      Other                      -              -          -          -             1          1

            Total             $ 18           $ 42       $ 60       $ 19          $ 79       $ 98

Capital loss reimbursements received from the Fund approximated $187 million and $443 million, respectively, for the years ending December 31, 1992 and 1991.

10.   DEPOSITS:

                                          December 31, 1992                   December 31, 1991
                                                Stated      Interest                Stated      Interest
                                    Balance     Rates       Expense     Balance     Rates       Expense

      Non-interest bearing          $    51        -        $   -       $    36        -        $   -
      Savings                            33     3.00%            1           21     4.50%            1
      Transaction accounts              322     2.83%           10          315     4.42%           15
      Certificates of deposit-
            Less than 3%                 30                                   3
            3% - 4%                     243                                  -
            4% - 5%                     222                                  66
            5% - 6%                     142                                 252
            6% - 7%                     160                                 236
            7% - 8%                      89                                 189
            8% - 9%                      67                                 289
            Greater than 9%              41                                  61

                                        994     5.40%           64        1,096     6.85%           96

                  Total              $1,400     4.56%       $   75       $1,468     6.13%        $ 112




Maturities of certificates of deposit at December 31, 1992:

                                                            1993        1994        Thereafter  Total

      Less than 4%                                          $260        $  13         $  -       $273
      4% to 6%                                               254           68           42        364
      6% and greater                                         165           56          136        357

            Total                                          $ 679        $ 137        $ 178      $ 994




Large certificates of deposit totaled $163 million and $215 million at December 31, 1992 and 1991, respectively. Brokered funds totaled $29 million and $46 million at December 31, 1992 and 1991, respectively.

For non-interest bearing, savings and transaction accounts, fair value approximates book value. For certificates of deposit, fair value is estimated based on discounting future cash flows at the Bank's December 31, 1992 offering rates over the estimated remaining contractual maturities of the certificates. The fair value of deposits approximated $1.421 billion at December 31, 1992, however, changes in assumptions could materially effect the estimated fair value.

The Bank has entered into interest rate swaps with notional amounts of $190 million to hedge the interest rate risk associated with longer term fixed rate loans funded by short term deposits. For notional amounts of $10 million, the Bank makes LIBOR based semi-annual interest payments which averaged 3.19% at December 31, 1992 and receives semi-annual payments at fixed rates which averaged 7.47% at December 31, 1992. For notional amounts of $180 million, the Bank makes semi-annual interest payments at fixed rates which averaged 7.39% at December 31, 1992 and receives LIBOR based semi-annual interest payments which averaged 3.94% at December 31, 1992. The net cost of these swaps is recorded as a component of interest expense and totaled $2.9 million in 1992. The swaps terminate in 1993 ($10 million), 1997 ($10 million) and 2002 ($170 million). However, $140 million of notional amounts, terminating in 2002, amortizes semi-annually according to changes in certain indices as specified by the contract. Performance by the other parties is unconditionally guaranteed by third party intermediaries and management anticipates full performance.

The cost of terminating the swaps is estimated based on market quotations and approximated $5 million at December 31, 1992.

11.   BORROWED FUNDS:
                                                            December 31,
                                                             1992  1991

      FHLB advances maturing in:
            1992                                            $  -  $  75
            1993                                              16      -
            1994                                             125      -
            1997                                              32      -
            1998                                               3      -
            1999                                               1      -

                                                             177     75

      Other borrowed funds                                     3      -

            Total                                          $ 180   $ 75

      Weighted average rate                                 4.08%  4.44%



The Bank's obligations to the FHLB are secured by blanket assignments of assets approximating $1 billion, consisting primarily of single family mortgage loans and securities. The Bank's additional borrowing capacity approximated $295 million at December 31, 1992. As of December 31, 1992, the Bank had committed to borrow an additional $100 million from the FHLB (see
Note 17).

The fair value of borrowed funds is estimated based on discounted cash flows at current FHLB advance rates over the remaining terms of the advances. Fair value approximated $180 million at December 31, 1992.

During 1991, the Bank prepaid FHLB advances totaling $25 million and incurred a prepayment fee of $1 million which was recognized as an extraordinary loss.

12.   INCOME TAXES:

The Bank files a consolidated federal income tax return with Lone Star and its subsidiaries. Any tax savings realized through the utilization of certain items, as defined in the Agreement, in the consolidated federal income tax return of Lone Star must be paid to the Fund.

                                                               Years Ended
                                                               December 31,
        Reconciliation of Net Income                        1992        1991

      Net income per financial statements                   $  18       $   4
      Tax-exempt income                                       (42)       (100)
      Purchase accounting adjustments
      and goodwill amortization                                 -           7
      Excess tax basis losses                                (190)       (450)
      Other                                                    (1)        (11)

      Net operating loss for federal income tax              (215)       (550)

      Tax-exempt assistance                                   216         549
      Nondeductible expense reimbursement                      -           (7)

      Net operating income (loss)
      pursuant to the Agreement                            $    1       $  (8)

The reconciliation of net income for 1991 has been restated to reflect actual tax return amounts.

The Bank meets the statutory requirements which provide certain tax benefits to savings and loan associations, principally a special bad debt deduction based on a percentage of taxable income (currently 8%) or on historical loan loss experience formulas. Because Lone Star has consolidated net operating losses available to offset taxable income before application of the tax benefit provisions of the Agreement, no federal income tax benefits are payable to the Fund.

The Bank has net operating loss carryforwards incurred since inception of $1.4 billion for federal income tax purposes and $181 million pursuant to the Agreement. Additionally, net operating loss carryforwards acquired at August 18, 1988 total approximately $455 million. The use of these acquired net operating loss carryforwards is subject to significant limitations and considered remote. However, the Bank will reimburse the Fund to the extent that any of these acquired loss carryforwards are eventually used to reduce Lone Star's consolidated federal income taxes.

Effective June 30, 1992, Americity was acquired by the Bank. The acquisition and immediate liquidation of Americity into the Bank were nontaxable transactions for Federal and State Income tax purposes. The Bank is responsible for the tax associated with Americity's final June 30, 1992 Federal and State Income tax returns which is estimated to be $3.6 million.

13.    CAPITAL AND LIQUIDITY:

Reconciliation of Stockholder's Equity at December 31, 1992

                                                                  Asset
                                                      Capital     Ratio

      Stockholder's equity                             $117
      Core deposit intangible                            (2)
      Investments in and advances to
      non-includable subsidiaries                        (7)

                                                        108
      Core capital to assets ratio                                 6.32%

      Supervisory goodwill                               (5)

                                                        103
      Tangible capital to tangible assets ratio                    6.03%

      Supervisory goodwill                                5
      Allowance for losses                               11

                                                      $ 119

      Total capital to risk weighted assets ratio                 17.52%

The Bank currently exceeds all capital standards promulgated by the OTS. Net income and capital for the years ended December 31, 1992 and 1991 agree with amounts reported to the OTS.

During 1992, the Bank paid cash dividends of $9.7 million to its parent, LSST. LSST has made application to the OTS to release the Bank from its capital maintenance agreement. Until approved, dividend payments cannot exceed 50% of current period earnings unless prior OTS approval is obtained. Such approval was obtained for dividends paid in 1992.

Liquidity

The principal sources of liquidity are the renewal of deposits, loan and securities payments, liquidations of guaranteed assets, reimbursements from the Fund, liquidation of securities held for sale and earnings. The Bank may borrow up to a maximum amount of 50% of total assets or more under certain conditions from the FHLB, subject to collateral restrictions, and has unused lines totaling $401 million from retail deposit brokers. The sources of liquidity are considered by management to be sufficient to fund loan commitments and to meet other obligations of the Bank.

14.   PREFERRED STOCK:

Authorized preferred stock consists of Class A convertible preferred stock, $1.00 par value, 960,000 shares; Class B convertible preferred stock, $1.00 par value, 960,000 shares; and Class C preferred stock, $5,000 par value, 100,000 shares. No preferred shares were outstanding at December 31, 1992 or 1991.

15.   EMPLOYEE BENEFIT PLAN:

The Bank sponsors a qualified employee savings plan covering substantially all of its employees. The plan allows participants to make pretax contributions with the Bank contributing up to 3% of the participants' base salaries. All amounts contributed to the plan are deposited in a trust fund administered by a national bank. The total expense in 1992 and 1991 was $0.28 million and $0.29 million, respectively.

16.   COMMITMENTS AND CONTINGENCIES:

The Bank is a party to various claims and lawsuits. Substantially all litigation and related costs are indemnified and reimbursable under the terms of the Agreement. Unindemnified claims and lawsuits are incidental to the ordinary course of business and are not expected to have a material effect on the consolidated financial statements.

The 1992 compliance examination conducted by the OTS identified a limited number of currency transactions in violation of the Bank Secrecy Act, other than the Americity violations discussed in Note 3. It is uncertain at this time whether the OTS and/or the United States Department of the Treasury will assess monetary penalties. Accordingly, no loss contingency has been accrued. Potential losses range from $0 to $3 million. Management believes that it is unlikely that a material amount of penalties will be assessed and would vigorously protest any such assessment.

The Bank and OTS are currently discussing whether a Supervisory Agreement will be executed as a result of the aforementioned compliance examination. Management believes that such agreement, if one is executed, would have no material effect on financial condition or results of operations.

The Bank has entered into noncancelable operating leases for certain premises and equipment. Minimum future lease payments at December 31, 1992 are $9 million. Rental expense totaled $2.5 million and $2.3 million for the years ended December 31, 1992 and 1991, respectively. The Bank has entered into contracts for data processing and item processing services at estimated annual costs of $2 million with expiration dates of March, 1995, and November, 1996.





During 1991, the Plan of Reorganization for Lone Star Steel Company ("LSS"), Lone Star's other major operating unit, was approved by its creditors and confirmed by the Bankruptcy Court. There have been no intercompany transactions between the Bank and LSS, and the Plan had no effect on the financial statements of the Bank.

17.   SUBSEQUENT EVENTS:

In March and April 1993, the Bank entered into additional interest rate swap arrangements with notional amounts of $215 million. These swap arrangements were terminated in October 1993, resulting in a gain of approximately $1.7 million. Additionally, in March 1993, the Bank prepaid $55 million in FHLB advances resulting in prepayment penalties of $1.4 million.

In April 1993, the Bank sold its South Texas banking centers. This sale resulted in a gain of approximately $1.1 million. The Bank funded the sale with advances from the FHLB and proceeds from the sales of securities held for sale.

On November 12, 1993, Lone Star sold LSST and the Bank to Guaranty Federal Bank, F.S.B. ("Guaranty") for approximately $156 million. The accompanying financial statements have been prepared on the historical cost basis of accounting and no adjustments have been made to reflect the purchase by Guaranty.



                     CONDENSED CONSOLIDATED BALANCE SHEET
                         AMERICAN FEDERAL BANK, F.S.B.
                                  (Unaudited)




                                                           September 30,
                                                               1993
                                                           (in millions)

ASSETS

     Cash and cash equivalents                               $    89.4
     Mortgage-backed and investment securities                    20.0
     Covered assets                                              437.2
     Loans receivable                                            725.7
     Loans and investments held for sale                         150.0
     Other assets                                                 54.1

          Total assets                                       $ 1,476.4



LIABILITIES AND SHAREHOLDER'S EQUITY

     Deposits                                                $ 1,036.9
     Advances from Federal Home Loan Bank                        278.8
     Other borrowings                                              2.7
     Other liabilities                                            27.8

          Total liabilities                                    1,346.2

     Shareholder's equity                                        130.2

          Total liabilities and shareholder's equity         $ 1,476.4



See Notes to Condensed Consolidated Financial Statements.





                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                         AMERICAN FEDERAL BANK, F.S.B.
                                  (Unaudited)




                                                           September 30,
For the nine months ended                                1993         1992
                                                           (in millions)

Revenue on earning assets:
     Interest income:
          Loans receivable                            $  52.2     $  39.0
          Mortgage-backed and investment securities       7.8        10.5
          Other earning assets                             .9         2.6
              Total interest income                      60.9        52.1

     Net revenue on assets guaranteed by the FSLIC
       Resolution Fund                                   27.1        49.3

          Total revenue on earning assets                88.0       101.4


Interest expense:
     Deposits                                            40.0        57.6
     Borrowed funds                                       7.3         2.2

          Total interest expense                         47.3        59.8

          Net revenues before provision
          for loan losses                                40.7        41.6

Provision for loan losses                                  .4         3.7

          Net revenue after provision for loan losses    40.3        37.9

Noninterest income                                        8.7         6.2

Noninterest expense:
     Compensation and benefits                           17.8        13.1
     Other                                               17.8        15.6

          Total noninterest expense                      35.6        28.7

Net income                                            $  13.4     $  15.4



See Notes to Condensed Consolidated Financial Statements.




                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                         AMERICAN FEDERAL BANK, F.S.B.
                                  (Unaudited)



                                                            September 30,
For the nine months ended                                  1993        1992
                                                            (in millions)

Cash provided by (used for) operating activities:
     Net income                                       $    13.4   $  15.4
     Adjustments to reconcile net income to net cash:
        Purchases of securities held for sale,
          net of repayment                                 39.4    ( 71.2)
        Accrued FSLIC Resolution Fund assistance       (     .8)     10.0
        Other                                               4.2    (  5.5)
                                                           56.2    ( 51.3)

Cash provided by (used for) investing activities:
     Purchase of securities                            (   10.9)   ( 52.0)
     Sales, maturities and collections of securities       82.9     120.9
     Loan originations and acquisitions                (  253.4)   (259.8)
     Loan principal collections                           278.2     137.8
     Principal collected on guaranteed assets              20.6      24.3
     Sales and writedowns of guaranteed assets             87.6     322.6
     Sales of real estate for investment                    8.4       -
     Cash used for sale of branches                    (  181.3)      -
     Net cash acquired in acquisitions                      -       116.3
     Other                                                 18.6    (  1.3)
                                                           50.7     408.8

Cash provided by (used for) financing activities:
     Net decrease in deposits                          (  174.3)   (287.3)
     Proceeds from borrowed funds                       1,209.7     342.5
     Repayment of borrowed funds                       (1,109.5)   (507.1)
     Dividends paid                                         -      (  3.6)
                                                       (   74.1)   (455.5)

     Net increase (decrease) in cash and cash
        equivalents                                        32.8    ( 98.0)

Cash and cash equivalents at beginning of period           56.6     155.5

Cash and cash equivalents at end of period            $    89.4   $  57.5


See Notes to Condensed Consolidated Financial Statements.




             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                         AMERICAN FEDERAL BANK, F.S.B.
                                  (Unaudited)






NOTE A - BASIS OF PRESENTATION

The accompanying interim condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.


NOTE B - SUBSEQUENT EVENT

On November 12, 1993, Guaranty Federal Bank, F.S.B. ("Guaranty") acquired 100 percent (100%) of the outstanding stock of American Federal Bank, F.S.B. for a cash purchase price of approximately $155.7 million. The accompanying financial statements have been prepared on the historical cost basis of accounting and no adjustments have been made to reflect the purchase by Guaranty.




             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                      TEMPLE-INLAND INC. AND SUBSIDIARIES
                                  (Unaudited)





The following pro forma condensed consolidated balance sheet at October 2, 1993, and the pro forma condensed consolidated statements of income for the nine months ended October 2, 1993 and year ended January 2, 1993, give effect to the acquisition of one hundred percent (100%) of the outstanding stock of American Federal Bank, F.S.B. ("American Federal Bank") by Guaranty Federal Bank, F.S.B. ("Guaranty"), a wholly-owned indirect subsidiary of Temple-Inland Inc ("Temple-Inland"). The pro forma information is based on the historical financial statements of Temple-Inland and American Federal Bank giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma condensed consolidated financial statements.

The pro forma financial statements have been prepared based upon the financial statements of American Federal Bank filed with this Report. These pro forma results have been prepared for informational purposes only and do not purport to be indicative of what would have occurred had the combination been in effect on the dates indicated or of the results which may occur in the future.

                               PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                     TEMPLE-INLAND INC. AND SUBSIDIARIES
                                                 (Unaudited)


                                                     Historical
                                                           American         Pro Forma       Pro Forma
At October 2, 1993                      Temple-Inland     Federal Bank     Adjustments     Consolidated

                                                                      (in millions)
Assets
     Cash                                $   975.5        $   89.4       $(155.7)(a)     $   909.2
     Investments                           4,724.3            20.0           -             4,744.3
     Covered assets                          340.7           437.2           5.0 (b)         782.9
     Loans receivable                      1,828.5           725.7          38.9 (b)       2,593.1
     Trade and other receivables             225.0             -             -               225.0
     Inventories                             812.7           150.0           -               962.7
     Property and equipment                2,361.2             3.3        (   .6)(b)       2,363.9
     Other assets                            441.4            50.8            .4 (b)         501.8
                                                                             9.2 (c)

        Total assets                     $11,709.3        $1,476.4       $(102.8)        $13,082.9

Liabilities and Shareholders' Equity
     Deposits                            $ 5,461.3        $1,036.9       $  15.5 (b)     $ 6,513.7
     Securities sold under repurchase
       agreements and Federal Home
       Loan Bank advances                  2,315.3           278.8        (   .5)(b)       2,593.6
     Long-term debt                        1,109.9             -             -             1,109.9
     Deferred income taxes                   116.0             -             -               116.0
     Short-term borrowings                    34.4             2.7           -                37.1
     Postretirement benefits                 128.9             -             -               128.9
     Other liabilities                       839.8            27.8          12.4 (b)         880.0

       Total liabilities                  10,005.6         1,346.2          27.4          11,379.2

     Shareholders' equity                  1,703.7           130.2        (155.7)(a)       1,703.7
                                                                            16.3 (b)
                                                                             9.2 (c)
       Total liabilities and
       shareholders' equity              $11,709.3        $1,476.4       $(102.8)        $13,082.9


See Notes to Pro Forma Condensed Consolidated Balance Sheet.




            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                      TEMPLE-INLAND INC. AND SUBSIDIARIES
                                  (Unaudited)



The following pro forma adjustments have been applied to the pro forma condensed consolidated balance sheet at October 2, 1993.

(a) To reflect the cash purchase price of approximately $155.7 million to acquire all of the outstanding stock of American Federal Bank.

(b) To reflect the estimated fair value adjustments to American Federal Bank's historical carrying values of its assets and liabilities.



                                                    Net Assets
                                                     Increase
                                                    (Decrease)
                                                  (in millions)

      -  Covered assets                                   $   5.0

      -  Loans receivable                                    38.9

      -  Property and equipment                            (   .6)

      -  Other assets:

         -  Goodwill                          $(  4.1)
         -  Core deposit intangible               6.6
         -  Real estate owned                  (  1.5)
         -  Other assets                       (   .6)
                                                               .4

      -  Deposits                                          ( 15.5)

      -  FHLB advances                                         .5

      -  Other liabilities                                 ( 12.4)

                                                          $  16.3


(c) To reflect American Federal Bank earnings from September 30, 1993 through the effective purchase date, November 12, 1993.


                            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                     TEMPLE-INLAND INC. AND SUBSIDIARIES
                                                 (Unaudited)


                                                     Historical
For the nine months ended                                American       Pro Forma       Pro Forma
October 2, 1993                      Temple-Inland     Federal Bank     Adjustments     Consolidated
                                                     (in millions, except per share data)
Revenues
     Manufacturing net sales            $ 1,599.0       $    -        $   -            $ 1,599.0
     Financial services revenues            467.4           96.7       (  6.3)(a)          551.7
                                                                       (  6.1)(b)
                                          2,066.4           96.7       ( 12.4)           2,150.7

Costs and expenses
     Manufacturing costs and expenses     1,514.9            -            -              1,514.9
     Financial services expenses            415.4           83.3       (  3.1)(b)          495.6
                                          1,930.3           83.3       (  3.1)           2,010.5

Operating income                            136.1           13.4       (  9.3)             140.2

     Parent Company Interest - net       (   51.9)           -            -             (   51.9)
     Other                                    1.9            -            -                  1.9

Income before taxes                          86.1           13.4       (  9.3)              90.2

     Taxes on Income                         25.8            -            1.3 (c)           27.1

Income from continuing operations       $    60.3       $   13.4      $( 10.6)         $    63.1

Income per share from continuing
  operations                                $1.09                                          $1.14

Weighted average number of
  shares outstanding                         55.5                                           55.5


See Notes to Pro Forma Condensed Consolidated Statement of Income.


                            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                     TEMPLE-INLAND INC. AND SUBSIDIARIES
                                                 (Unaudited)


                                                     Historical
For the year ended                                       American        Pro Forma       Pro Forma
January 2, 1993                       Temple-Inland     Federal Bank     Adjustments     Consolidated
                                                   (in millions, except per share data)
Revenues
     Manufacturing net sales               $ 2,075.4    $    -         $   -           $ 2,075.4
     Financial services revenues               637.8       141.8        ( 10.4)(a)         755.9
                                                                        ( 13.3)(b)
                                             2,713.2       141.8        ( 23.7)          2,831.3

Costs and expenses
     Manufacturing costs and expenses        1,917.6         -             -             1,917.6
     Financial services expenses               573.4       123.7        (  5.8)(b)         691.3
                                             2,491.0       123.7        (  5.8)          2,608.9

Operating income                               222.2        18.1        ( 17.9)            222.4

     Parent Company Interest - net          (   47.4)        -             -            (   47.4)
     Other                                       2.2         -             -                 2.2

Income before taxes                            177.0        18.1        ( 17.9)            177.2

     Taxes on Income                            30.1         -             -                30.1

Income from continuing operations          $   146.9    $   18.1       $( 17.9)        $   147.1

Income per share from continuing
  operations                                   $2.65                                       $2.65

Weighted average number of
  shares outstanding                            55.5                                        55.5


See Notes to Pro Forma Condensed Consolidated Statement of Income.







         NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      TEMPLE-INLAND INC. AND SUBSIDIARIES
                                  (Unaudited)



The following pro forma adjustments have been applied to the pro forma condensed consolidated statements of income for the nine months ended October 2, 1993, and the year ended January 2, 1993, to give effect to the acquisition of American Federal Bank, assuming the transaction was consummated December 29, 1991.


                                                      Increase (Decrease)
                                                           In Income
                                                  Nine Months
                                                     Ended         Year Ended
                                                  October 2,       January 2,
                                                     1993              1993
                                                        (in millions)

(a)   To reflect the decrease in interest
      on earning assets resulting from
      the reduction in funds available for
      investment due to the cash purchase
      price of approximately $155.7 million;
      interest rate assumed equals Guaranty's
      actual yield on earning assets for the
      applicable periods.                          $( 6.3)           $(10.4)

(b)   To reflect accretion (amortization) of
      purchase accounting adjustments.

      Financial services revenues:
      -   Covered assets                            (  .9)            ( 2.0)
      -   Loans receivable                          ( 5.2)            (11.3)

                                                    ( 6.1)            (13.3)

      Financial services expenses:
      -   Property and equipment                       .1                .2
      -   Goodwill                                    1.7               1.7
      -   Core deposit intangible                   ( 1.0)            ( 1.3)
      -   Deposits                                    2.4               5.4
      -   FHLB advances                             (  .1)            (  .2)

                                                      3.1               5.8

(c)   To adjust taxes for pro forma adjustments.    ( 1.3)              -

                                                   $(10.6)           $(17.9)






                               INDEX TO EXHIBITS


EXHIBIT                                                     PAGE
NUMBER      DESCRIPTION                                     NUMBER

23          Consent of Arthur Andersen & Co.




                                  EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report dated February 12, 1993 included in this Form 8-K, into the following Temple-Inland Inc. registration statements, (i) Post-Effective Amendment Number 3 to Registration Statement Number 2-88202 on Form S-8, (ii) Registration Statement Number 33-20431 on Form S-3, (iii) Registration Statement Number 33-23132 on Form S-8, (iv) Post-Effective Amendment Number 1 to Registration Statement Number 33-25650 on Form S-8, (v) Post-Effective Amendment Number 1 to Registration Statement Number 33-27286 on Form S-8, (vi) Post-Effective Amendment Number 3 to Registration Statement Number 33-31004 on Form S-8, (vii) Post-Effective Amendment Number 2 to Registration Statement Number 33-32124 on Form S-8, (viii) Registration Statement Number 33-36393 on Form S-8, (ix) Registration Statement Number 33-37597 on Form S-8, (x) Registration Statement Number 33-40381 on Form S-8, (xi) Registration Statement Number 33-43801 on Form S-8, (xii) Registration Statement Number 33-43802 on Form S-8, (xiii) Registration Statement Number 33-43978 on Form S-3,
(xiv) Registration Statement Number 33-50880 on Form S-3, (xv) Registration Statement Number 33-48034 on Form S-8, (xvi) Registration Statement Number 33-54388 on Form S-8, and (xvii) Registration Statement Number 33-63104 on Form S-8.

      /S/ Arthur Andersen & Co.

Dallas, Texas
     January 27, 1994